PROMISSORY NOTE

$75,000

January 20, 2015

FOR VALUE RECEIVED, the undersigned, **PRODECO TECHNOLOGIES, LLC**, a Florida limited liability company ("Maker") promises to pay to the order of PayMeOn, Inc., a Nevada corporation (together with any subsequent holder hereof, "Holder"), the principal sum of SEVENTY-FIVE THOUSAND DOLLARS ($75,000), together with interest thereon at a fixed rate per annum equal to SEVEN percent (7%), computed on the basis of a 365 day year for the actual number of days elapsed (including the first day but excluding the last day).

The outstanding principal balance of this Note, together with accrued interest and any other sums then outstanding under this Note, shall be due and payable on January 20, 2018.

Payments on this Note shall be "interest only" in the amount of ONE THOUSAND THREE HUNDRED TWELVE DOLLARS AND 50/100 per quarter due on the 15th of each month following a quarter-end, until the due and payable date, at which time all outstanding principal shall become due and payable. For purposes of this document, a "quarter-end" is defined as March 31, June 30, September 30 and December 31.

This Note may be prepaid in whole or in part without premium or penalty. All payments shall be made in lawful money of the United States of America and shall be applied first to fees and costs, including collection costs, if any, next to interest, if any, then to principal. The records of Holder with respect to amounts due and payments received hereunder shall be presumed to be correct evidence thereof.

If any payment hereunder is not made within 10 business days of when due, then the entire outstanding principal balance of this Note, together with all accrued and unpaid interest, shall, at the option of Holder and without notice (any notice of such default being hereby waived by Maker), become immediately due and payable and may be collected forthwith, and Holder may exercise any and all rights and remedies provided herein, in law or in equity.

No delay or omission on the part of Holder in exercising its rights under this Note, or delay or omission on the part of Holder in exercising its rights hereunder or under any instrument, document or agreement securing or executed in connection with this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Holder, nor shall any waiver by Holder of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion. Acceptance by Holder of any payment after its due date shall not be deemed a waiver of the right to require prompt payment when due of all other sums, and acceptance of any payment after Holder has declared the indebtedness evidenced by this Note due and payable shall not cure any Event of Default or operate as a waiver of any right of Holder.

All notices under this Note shall be in writing and shall be deemed to have been given three (3) business days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) business day after being entrusted to a reputable commercial overnight delivery service, addressed to Maker as set forth opposite its signature to this Note. Maker may change the address to which notices shall be directed by giving three (3) business days written notice of such change to Holder.

This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflict of laws principles. In the event Holder determines it necessary to institute suit to

collect on this Note, the action may be maintained in Broward County, Florida, and Maker hereby consents, and waives any and all defenses it may have, to the institution and maintenance of action in that jurisdiction.

This Note may not be changed or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any change or waiver is sought. This Note shall be binding upon Maker and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

Address for Notices:
Prodeco Technologies, LLC
1201 NE 38th Street, Suite B-1
Oakland Park, Fl 33304
Attn: Robert Provost

PRODECO TECHNOLOGIES, LLC

By:____________________________
Robert Provost

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